                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this "Agreement") is made to be effective by and between Transwestern Publishing Company LLC, ("Transwestern") and Steve Sparks ("Sparks") as of the 2nd day of July 2001 ("Effective Date"). For purposes of this Agreement, Transwestern and Sparks may collectively be referred to as the "Parties" or may individually be referred to as the "Party", witnesseth that:

        WHEREAS, Sparks was previously employed by WorldPages.com, Inc. f/k/a Advanced Communications Group, Inc. and/or its wholly owned subsidiary Great Western Directories, Inc. ("WorldPages.com") pursuant to the terms of a written Employment Agreement dated February 18, 1997;

        WHEREAS, Transwestern acquired all of WorldPages.com's outstanding shares of stock through a Merger;

        WHEREAS, Transwestern wants Sparks to enter into an employment relationship with Transwestern on the express terms set forth herein;

        NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual agreements contained herein, Transwestern and Sparks agree as follows:

        1. Employment: Commencing on the Effective Date and continuing throughout the Term of this Agreement, Transwestern agrees to employ Sparks and Sparks agrees to work for Transwestern in the title and position of Executive Vice President of Sales. Sparks's duties shall include overseeing sales in designated territories and performing such other duties as may be assigned by Transwestern. Sparks agrees to devote his entire productive time, ability and effort to his position at Transwestern, and agrees to perform his job duties to the best of his ability.

        2. Term: The term of this Agreement (the "Term") shall begin immediately upon the Effective Date and shall continue for a period of one (1) year provided, however, that either Party may terminate the Agreement for any reason prior to expiration of the Term by providing the other Party thirty (30) days written notice of its/his desire to terminate the Agreement.

        3. Compensation: During the Term, Transwestern shall pay Sparks a base salary of $200,000 per year, payable in accordance with Transwestern's normal payroll practices for executive officers. Transwestern shall also pay Sparks an annual bonus of $100,000 within one (1) year from the Effective Date. Transwestern also agrees to provide Sparks a car allowance of $600 per month and allow Sparks to participate in Transwestern's health, benefit, incentive and welfare plans as they may be offered and amended from time to time to the same extent as other similarly situated executives of Transwestern. Sparks shall also be entitled to five weeks paid vacation during the Term.

        4. Compensation Upon Termination. If Sparks' employment with Transwestern is terminated by either Transwestern or Sparks during the Term, Sparks shall be entitled to be receive a severance payment equal to one year's base salary. Such payment shall be made to Sparks within five (5) days of the date his employment with Transwestern is terminated.

        5. Governing Law and Venue. The Agreement shall be construed and enforced in accordance with the laws of the State of Texas. Transwestern and Sparks further agree and acknowledge that this Agreement is performable in Dallas County, Texas, and that venue for any proceeding to enforce or interpret this Agreement shall be in Dallas County, Texas.

        6. Modification. No change or modification of the Agreement shall be valid or binding upon the Parties unless such change or modification is in writing and signed and agreed to by both Parties.

        7. Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding between the Parties and supersedes any and all prior agreements, either oral or written, between the Parties.

        IN WITNESS WHEREOF, the Parties have knowingly and voluntarily executed this Agreement effective as of the date first written above.


        STEVE SPARKS                     TRANSWESTERN PUBLISHING
                                         COMPANY, LLC

/s/ Steve Sparks                         /s/ Rick Puente
------------------------------           ---------------------------------------
         6-12-01                         By: Rick Puente, President and CEO